EXHIBIT 99.1

News	News	News	News	News	News

April 17, 2003

First Financial Bancorp Reports First-Quarter Earnings

HAMILTON, Ohio – First Financial Bancorp (Nasdaq: FFBC) president and chief executive officer, Stanley N. Pontius, today announced first-quarter 2003 earnings of $10,631,000 or 24 cents in diluted earnings per share, compared to $12,401,000 or 27 cents for the same period in 2002. This represents an 11.1 percent decrease in earnings per share from the first quarter of 2002.

Return on assets was 1.16 percent for 2003, compared to 1.32 percent for 2002. Return on average shareholders’ equity was 11.5 percent for the first quarter of 2003, versus 12.9 percent for the comparable period in 2002.

“While our earnings have decreased relative to the first quarter of 2002, we remain cautiously optimistic that the economic factors that contributed to this decrease are stabilizing,” Pontius said. “Bancorp, like its peer banks, continues to be challenged by two fundamental issues — maintaining growth in net interest income in the current interest rate environment and the impact of economic uncertainty on credit quality.”

(The preceding overview of First Financial Bancorp’s earnings is supplemented with the following detail:)

Net Interest Income:

Net interest income for the first quarter of 2003 was $3.8 million or 9.3 percent less than the first quarter of 2002. The major contributing factor to the decline in net interest income was net interest margin compression due to the asset sensitive position of Bancorp’s balance sheet. Bancorp’s net interest margin decreased to 4.37 percent in the first quarter of 2003 from 4.72 percent in the first quarter of 2002. Bancorp also reviews net interest margin on a fully tax equivalent (non-GAAP) basis for peer comparison. Bancorp’s net interest margin on a fully tax equivalent basis decreased to 4.48 percent in the

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first quarter of 2003 compared with a 4.85 percent margin in the first quarter of 2002. This margin compression was due to continued downward repricing of assets without a point-for-point decrease in deposit liability rates. The continued repricing of adjustable and variable rate loans was the primary driver in loan interest in the first quarter of 2003 that was $7.4 million or 13.6 percent lower than the comparable period a year ago. The effect of the 50 basis point (10.5 percent) decrease in the prime lending rate impacted approximately 20 percent of the existing loan portfolio during the first quarter of 2003. Investment income declined by $1.4 million or 16.6 percent from the quarter a year ago. As interest rates declined, cash flows from mortgage-related investment prepayments and called securities accelerated, causing a redeployment of funds at lower yields. In total, interest income declined by $8.9 million. A decline in total interest expense of $5.1 million or 23.4 percent in the first quarter of 2003 versus first quarter of 2002 did not offset the decline in interest income. As a result of strategies to manage interest rate risk, Bancorp also increased the amount of its long-term borrowings, thereby increasing the cost of its funding on a relative basis.

A decrease in loan balances also contributed to lower net interest income through reduced interest income. Average outstanding loan balances for the quarter were 2.1 percent lower than the prior year. Additionally, the margin and net interest income were negatively impacted by fees on loans which were $217 thousand or 11.7 percent lower in the first quarter of 2003 versus 2002. On a linked-quarter basis, the residential real estate portfolio increased $40 million, and that was comprised of both fixed rate and adjustable rate loan growth. That growth plus increases in commercial loans, offset decreases in construction, installment, credit card and leases, for total loan growth since December 2002 of $34 million or 1.2 percent.

Credit Quality:

The provision for loan loss expense for the first quarter of 2003 was $3.2 million compared to $5.6 million for the same period in 2002. Net charge-offs of $3.1 million for the first quarter were $2.4 million less than the $5.5 million in net charge-offs for the first quarter of 2002. The percentage of net charge-offs to average loans was 0.45 percent for the first quarter of 2003 compared with 0.80 percent for the same period in 2002.

Bancorp continued to maintain appropriate reserves with an allowance to ending loans ratio of 1.74 percent at quarter end versus 1.68 percent a year ago. Overall, it is management’s belief that the allowance for loan losses is adequate to absorb estimated probable credit losses.

Total nonperforming assets – which includes nonaccrual loans, restructured loans, and other real estate owned – increased to $33.2 million at the end of the first quarter of 2003 from $28.5 million at March 31, 2002.

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Nonaccrual loans decreased $1.6 million during the same period; however restructured loans increased by $5.8 million accounting for the majority of the increase in nonperforming assets.

On a linked quarter basis – first quarter 2003 compared to fourth quarter 2002 – total nonperforming assets increased $3.6 million or 12.1 percent. Total underperforming assets on a linked quarter basis increased less than one percent as loans delinquent over 90 days decreased by $3.2 million.

Bancorp’s level of nonperforming assets is reflective of the uncertain economy in the corporation’s primary markets in Ohio and Indiana. If the current economic conditions continue or decline, Bancorp could see a continued less-than-favorable impact on credit quality.

Noninterest Income:

First quarter 2003 noninterest income was $13,850,000, a decrease of 6.2 percent from the first quarter of 2002. Service charge income decreased $149,000 or 3.1 percent from the quarter a year ago. Trust revenues for the first quarter of 2003 were $279,000 or 7.0 percent less than the comparable period last year, primarily due to the effect of lower market values indicative of the overall stock market performance. The other category of noninterest income decreased $514,000 or 8.5 percent from a year ago, as gains on the sale of mortgage loans decreased $504,000. Included as a reduction in other income for the first quarter of 2003 were impairment charges of $188,000 against the mortgage-servicing asset in a valuation reserve. There were no such charges in the first quarter of 2002. Additionally, the first quarter of 2002 contained a $223,000 non-recurring life insurance gain.

Noninterest Expense:

Total noninterest expense increased less than 1 percent for the first quarter of 2003 over the first quarter of 2002. The single largest category of increase is salaries and employee benefits, up almost $400,000 due to increased healthcare costs and the addition of staff in support and risk management functions. The increase in salaries and employee benefits was approximately 6 percent, adjusting for Project Renaissance expenses in the first quarter of 2002. Data-processing expense was down $380,000 over 2002 due to the efficiencies gained through Project Renaissance.

Other Items:

Bancorp repurchased 447,400 shares of its common stock during the first quarter of 2003 under a previously approved and ongoing program for general corporate purposes.

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Also during the first quarter of 2003, Flagstone Insurance and Financial Services completed the cash purchase of Wilson Lawson Meyers Insurance Agency in Connersville, Indiana. Flagstone Insurance operates as an affiliate of Heritage Community Bank.

Bancorp has expanded the functionality of the investor-relations portion of its web site at www.ffbcoh.com by partnering with SNL Financial, LC, a leading provider of banking industry data and the IR WebLink product. Information regarding previous SEC filings and press releases, as well as historical stock price information and peer comparisons, can be accessed. Bancorp is committed to providing timely and useful information to the investment community and its shareholders.

A $3.7 billion publicly owned bank holding company with over 4,000 shareholders, First Financial Bancorp currently operates 8 banking affiliates in Ohio, Michigan, Kentucky, and Indiana with a total of 105 retail banking centers as well as an investment-advisor affiliate.

This release should be read in conjunction with the consolidated financial statements, notes, and tables attached and in the First Financial Bancorp Annual Report on Form 10-K for the year ended December 31, 2002. Management’s analysis may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risk and uncertainties that may cause actual results to differ materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, the strength of the local economies in which operations are conducted, the effects of and changes in policies and laws of regulatory agencies, inflation, and interest rates. For further discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, refer to the 2002 Form 10-K.

First Financial Bancorp
P.O. Box 476
Hamilton, OH 45012
Analyst Contact: C. Douglas Lefferson
513-867-4993
doug.lefferson@ffbc-oh.com
Media Contact: Cheryl R. Lipp
513-867-4929
cheryl.lipp@comfirst.com

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FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended,

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2003	2002	2002	2002	2002

EARNINGS
Net interest income	$37,236	$39,447	$40,583	$41,681	$41,046
Net earnings	10,631	11,601	10,802	13,431	12,401
Net earnings per share — basic	$0.24	$0.26	$0.24	$0.29	$0.27
Net earnings per share — diluted	$0.24	$0.26	$0.24	$0.29	$0.27

KEY RATIOS
Return on average assets	1.16%	1.25%	1.16%	1.44%	1.32%
Return on average shareholders’ equity	11.52%	12.22%	11.10%	13.92%	12.93%
Average shareholders’ equity to average assets	10.03%	10.26%	10.50%	10.35%	10.25%
Net interest margin	4.37%	4.60%	4.70%	4.81%	4.72%
Net interest margin (fully tax equivalent)	4.48%	4.72%	4.82%	4.93%	4.85%

COMMON STOCK DATA
Average basic shares outstanding	44,893,511	45,217,538	45,686,803	46,129,716	46,504,814
Average diluted shares outstanding	45,048,972	45,369,400	45,812,452	46,214,803	46,678,785
Ending shares outstanding	44,709,604	45,003,923	45,458,525	45,926,107	46,344,961
Market price:
High	$17.19	$18.87	$20.00	$20.31	$17.82
Low	$15.26	$15.99	$15.90	$15.80	$15.65
Close	$15.86	$16.39	$17.81	$19.57	$15.72
Book value	$8.34	$8.39	$8.49	$8.40	$8.22
Common dividend declared	$0.15	$0.15	$0.15	$0.15	$0.15

AVERAGE BALANCE SHEET ITEMS
Loans less unearned income	$2,765,970	$2,751,664	$2,777,657	$2,789,773	$2,824,667
Investment securities	650,619	605,729	634,160	645,240	626,323
Other earning assets	40,751	44,556	15,518	39,025	72,936

Total earning assets	3,457,340	3,401,949	3,427,335	3,474,038	3,523,926
Total assets	3,730,744	3,670,699	3,678,706	3,736,305	3,796,324
Noninterest-bearing deposits	416,824	410,568	396,230	406,772	413,129
Interest-bearing deposits	2,487,612	2,487,086	2,498,098	2,571,163	2,623,456

Total deposits	2,904,436	2,897,654	2,894,328	2,977,935	3,036,585
Borrowings	410,100	356,646	367,367	352,609	343,993
Shareholders’ equity	374,236	376,515	386,211	386,892	388,976

CREDIT QUALITY
Ending allowance for loan losses	$48,305	$48,177	$48,890	$47,709	$46,876
Nonperforming assets:
Nonaccrual	24,276	21,456	28,679	23,655	25,926
Restructured	6,291	5,375	691	39	453
OREO	2,636	2,792	1,619	2,181	2,112

Total nonperforming assets	33,203	29,623	30,989	25,875	28,491
Loans delinquent over 90 days	3,575	6,818	7,360	4,752	3,698
Gross charge-offs:
Commercial real estate	(112)	(618)	(56)	(243)	(108)
Commercial loans and leases	(1,699)	(1,669)	(2,479)	(1,111)	(3,693)
Consumer	(2,354)	(2,844)	(2,343)	(2,009)	(2,502)
All other	0	(13)	(84)	(18)	(83)

Total gross charge-offs	(4,165)	(5,144)	(4,962)	(3,381)	(6,386)

Recoveries:
Commercial real estate	5	111	1	7	15
Commercial loans and leases	432	1,763	438	214	421
Consumer	642	567	512	545	389
All other	0	49	3	44	13

Total recoveries	1,079	2,490	954	810	838

Total net charge-offs	(3,086)	(2,654)	(4,008)	(2,571)	(5,548)

CREDIT QUALITY RATIOS
Allowance to ending loans, net of unearned income	1.74%	1.75%	1.76%	1.71%	1.68%
Nonperforming assets to ending loans, net of unearned income plus OREO	1.19%	1.08%	1.11%	0.93%	1.02%
90 days past due to loans, net of unearned income	0.13%	0.25%	0.26%	0.17%	0.13%
Net charge-offs to average loans, net of unearned income	0.45%	0.38%	0.57%	0.37%	0.80%

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands)
(Unaudited)

	Three months ended,

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2003	2002	2002	2002	2002

Interest income
Loans, including fees	$46,704	$49,827	$51,459	$52,768	$54,077
Investment securities
Taxable	5,258	5,505	6,208	6,708	6,450
Tax-exempt	1,664	1,740	1,769	1,815	1,848

Total investment securities interest	6,922	7,245	7,977	8,523	8,298

Interest-bearing deposits with other banks	51	42	64	97	137
Federal funds sold and securities purchased under agreements to resell	145	163	36	97	198

Total interest income	53,822	57,277	59,536	61,485	62,710

Interest expense
Deposits	12,084	13,580	14,826	15,867	17,823
Short-term borrowings	451	380	539	421	387
Long-term borrowings	3,931	3,731	3,588	3,516	3,454
Corporation-obligated mandatorily redeemable capital securities of subsidiary trust	120	139	0	0	0

Total interest expense	16,586	17,830	18,953	19,804	21,664

Net interest income	37,236	39,447	40,583	41,681	41,046
Provision for loan losses	3,214	1,941	5,189	3,404	5,640

Net interest income after provision for loan losses	34,022	37,506	35,394	38,277	35,406

Noninterest income
Service charges on deposit accounts	4,598	4,980	4,911	4,927	4,747
Trust revenues	3,707	3,739	3,792	3,868	3,986
Investment securities gains	28	80	0	5	4
Other	5,517	4,788	5,683	5,158	6,031

Total noninterest income	13,850	13,587	14,386	13,958	14,768

Noninterest expenses
Salaries and employee benefits	18,191	17,644	18,021	18,159	17,795
Net occupancy	2,078	2,139	1,901	2,003	1,930
Furniture and equipment	1,801	2,170	2,029	1,785	1,745
Data processing	1,487	1,630	2,306	2,014	1,867
Deposit insurance	100	137	185	142	145
State taxes	460	431	381	448	487
Amortization of intangibles	201	201	211	212	223
Other	7,441	10,013	9,234	7,657	7,267

Total noninterest expenses	31,759	34,365	34,268	32,420	31,459

Income before income taxes	16,113	16,728	15,512	19,815	18,715
Income tax expense	5,482	5,127	4,710	6,384	6,314

Net earnings	$10,631	$11,601	$10,802	$13,431	$12,401

ADDITIONAL DATA — FULLY TAX EQUIVALENT NET INTEREST INCOME

Interest income	$53,822	$57,277	$59,536	$61,485	$62,710
Tax equivalent adjustment	938	984	1,017	1,044	1,063

Interest income — tax equivalent	54,760	58,261	60,553	62,529	63,773
Interest expense	16,586	17,830	18,953	19,804	21,664

Net interest income — tax equivalent	$38,174	$40,431	$41,600	$42,725	$42,109

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Mar. 31,
	2003	2002	2002

ASSETS
Cash and due from banks	$179,317	$181,839	$146,113
Interest-bearing deposits with other banks	6,925	4,474	21,767
Federal funds sold and securities purchased under agreements to resell	16,416	28,291	26,586
Investment securities, held-to-maturity	20,620	21,571	22,470
Investment securities, available-for-sale	673,620	605,345	625,752
Loans
Commercial	702,042	690,656*	759,778
Real estate-construction	85,402	89,674	80,919
Real estate-mortgage	1,408,345	1,368,207*	1,322,089
Installment	547,986	556,975	578,626
Credit card	20,355	22,068	20,772
Lease financing	18,446	21,031	31,617

Total loans	2,782,576	2,748,611	2,793,801
Less
Unearned income	334	523	1,442
Allowance for loan losses	48,305	48,177	46,876

Net loans	2,733,937	2,699,911	2,745,483
Premises and equipment	56,337	56,348	60,215
Goodwill	27,379	27,379	27,379
Other intangibles	8,818	9,147	9,241
Deferred income taxes receivable	6,386	4,107	1,357
Other assets	91,233	91,540	84,450

Total Assets	$3,820,988	$3,729,952	$3,770,813

LIABILITIES
Deposits
Noninterest-bearing	$431,169	$422,453	$422,007
Interest-bearing	2,517,665	2,499,981	2,588,328

Total deposits	2,948,834	2,922,434	3,010,335
Short-term borrowings	133,282	95,180	86,017
Long-term borrowings	318,053	290,051	261,285
Corporation-obligated mandatorily redeemable capital securities of subsidiary trust	10,000	10,000	0
Accrued interest and other liabilities	37,729	34,684	32,401

Total Liabilities	3,447,898	3,352,349	3,390,038

SHAREHOLDERS’ EQUITY
Common stock	395,946	396,252	396,613
Retained earnings	42,914	39,005	23,679
Accumulated comprehensive income	6,407	8,189	2,896
Restricted stock awards	(5,902)	(4,022)	(5,215)
Treasury stock, at cost	(66,275)	(61,821)	(37,198)

Total Shareholders’ Equity	373,090	377,603	380,775

Total Liabilities and Shareholders’ Equity	$3,820,988	$3,729,952	$3,770,813

ADDITIONAL DATA — RISK BASED CAPITAL

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2003	2002	2002	2002	2002

Tier 1 Capital	$341,739	$344,090	$350,918	$345,037	$346,040
Tier 1 Ratio	12.66%	12.62%	12.89%	12.66%	12.63%
Total Capital	$375,662	$378,339	$385,137	$379,265	$380,447
Total Capital Ratio	13.92%	13.88%	14.14%	13.92%	13.88%
Total Risk-Adjusted Assets	$2,699,431	$2,726,025	$2,722,820	$2,724,721	$2,740,088
Leverage Ratio	9.24%	9.46%	9.62%	9.31%	9.09%

*	Includes reclassification of approximately $70 million from Commercial to Real estate-mortgage during the period.

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages

	Mar. 31,	Dec. 31,		Sep. 30,		Jun. 30,	Mar. 31,
	2003	2002		2002		2002	2002

ASSETS
Cash and due from banks	$140,351	$141,484		$122,045		$126,820	$136,624
Interest-bearing deposits with other banks	9,294	5,605		9,900		16,505	25,058
Federal funds sold and securities purchased under agreements to resell	31,457	38,951		5,618		22,520	47,878
Investment securities	650,619	605,729		634,160		645,240	626,323
Loans
Commercial	701,288	683,576	*	741,938	*	796,984	774,872
Real estate-construction	86,466	107,238		71,439		88,092	77,964
Real estate-mortgage	1,388,330	1,351,743	*	1,342,129	*	1,294,918	1,337,121
Installment	549,668	565,887		575,502		560,402	580,726
Credit card	20,692	20,973		21,093		20,893	21,402
Lease financing	19,911	22,862		26,442		29,725	34,298

Total loans	2,766,355	2,752,279		2,778,543		2,791,014	2,826,383
Less
Unearned income	385	615		886		1,241	1,716
Allowance for loan losses	48,625	50,101		48,563		47,208	47,461

Net loans	2,717,345	2,701,563		2,729,094		2,742,565	2,777,206
Premises and equipment	56,468	56,955		57,927		59,094	60,466
Deferred income tax	3,958	0		0		0	0
Other assets	121,252	120,412		119,962		123,561	122,769

Total Assets	$3,730,744	$3,670,699		$3,678,706		$3,736,305	$3,796,324

LIABILITIES
Deposits
Interest-bearing	$298,561	$262,957		$273,064		$312,239	$327,592
Savings	850,866	873,547		864,761		843,371	812,203
Time	1,338,185	1,350,582		1,360,273		1,415,553	1,483,661

Total interest-bearing deposits	2,487,612	2,487,086		2,498,098		2,571,163	2,623,456
Noninterest-bearing	416,824	410,568		396,230		406,772	413,129

Total deposits	2,904,436	2,897,654		2,894,328		2,977,935	3,036,585
Borrowed funds
Short-term borrowings	102,310	82,149		107,802		87,757	82,858
Long-term borrowings	307,790	274,497		259,565		264,852	261,135

Total borrowed funds	410,100	356,646		367,367		352,609	343,993
Corporation-obligated mandatorily redeemable capital securities of subsidiary trust	10,000	10,002		543		0	0
Deferred income tax	0	2,019		2,790		231	633
Accrued interest and other liabilities	31,972	27,863		27,467		18,638	26,137

Total Liabilities	3,356,508	3,294,184		3,292,495		3,349,413	3,407,348

SHAREHOLDERS’ EQUITY
Common stock	396,033	396,257		396,276		396,486	396,655
Retained earnings	38,881	31,874		33,531		31,133	25,069
Accumulated comprehensive income	8,379	10,655		10,559		5,648	6,477
Restricted stock awards	(5,625)	(4,193)		(4,545)		(4,996)	(4,525)
Treasury stock, at cost	(63,432)	(58,078)		(49,610)		(41,379)	(34,700)

Total Shareholders’ Equity	374,236	376,515		386,211		386,892	388,976

Total Liabilities and Shareholders’ Equity	$3,730,744	$3,670,699		$3,678,706		$3,736,305	$3,796,324

*	Includes reclassification of approximately $70 million from Commercial to Real estate-mortgage during the third quarter of 2002, which affected the averages for the third and fourth quarters of 2002 by approximately $35 million each.